Mpower Holding Announces Fourth Quarter and Year-End 2004 Results

ROCHESTER, NY - February 10, 2005 - Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of data and voice services to wholesale and retail business customers, today announced results of its operations for the fourth quarter and full year ended December 31, 2004.

“We are pleased to report that 2004 was a year of sustained and consistent progress for Mpower, both operationally and financially - an accomplishment few others in our industry have managed,” stated Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. “Today we are announcing our sixth consecutive quarter and our first full year of positive adjusted EBITDA results. Operationally, we continue to experience exceptional customer retention which we believe is a true reflection of our company’s performance.”

For the fourth quarter of 2004, Mpower reported operating revenue from continuing operations of $37.8 million, a 2.4% increase over the fourth quarter of 2003, and a 0.5% increase over the third quarter of 2004. Notably, core customer revenue, or revenue from the sale of data and voice services, was $34.9 million in the fourth quarter of 2004, growing 7.0% over the fourth quarter of 2003 and 1.7% over the third quarter of 2004. Mpower’s full year 2004 operating revenue from continuing operations was $151.0 million, up 1.9% over the prior year. Full year 2004 core customer revenue of $135.6 million grew by nearly 5% over the prior year and represented approximately 90% of Mpower’s total operating revenue in 2004.

Mpower’s adjusted gross margin from continuing operations for the fourth quarter of 2004 was $20.6 million or 54.6% of revenue, improving 1.8% over the fourth quarter of 2003 and 5.3% over the third quarter of 2004. Full year 2004 adjusted gross margin was $81.7 million or 54.1% of revenue, an increase of 12.4% over 2003. Adjusted gross margin is calculated as gross margin excluding depreciation and amortization expense related to cost of operating revenues. Gross margin, which includes depreciation and amortization, was $18.5 million in the fourth quarter of 2004, compared to $17.6 million in the third quarter of 2004 and $18.2 million in the fourth quarter of 2003. Gross margin for the full year 2004 was $73.7 million in 2004 up from the $65.0 million reported for full year 2003.

Selling, general and administrative (SG&A) expenses from continuing operations, excluding depreciation and amortization, were $19.1 million in the fourth quarter of 2004, up 2.5% from the fourth quarter of 2003 and 8.6% higher than the third quarter of 2004. However, full year 2004 SG&A expenses of $72.4 million were 6.5% below full year 2003 SG&A expenses for the company.

Mpower reported its sixth consecutive quarter of positive adjusted EBITDA results, ending the fourth quarter of 2004 with positive adjusted EBITDA of $1.5 million, down slightly from the $1.6 million in positive adjusted EBITDA reported in the fourth quarter of 2003 and the $2.0 million in the third quarter of 2004. With full year 2004 adjusted EBITDA of $9.3 million, a nearly 300% increase over the Adjusted EBITDA loss in 2003, Mpower is near the high end of its financial guidance and marks its first full year of positive adjusted EBITDA results.

The company’s loss from operations was $2.8 million in the fourth quarter of 2004, as compared to a $2.1 million loss in the fourth quarter of 2003, and a $1.9 million loss in the third quarter of 2004. Full year 2004 loss from operations was $6.5 million, a 67.0% improvement over the full year 2003 loss of $19.8 million.

Mpower reported a fourth quarter 2004 net loss of $2.4 million, compared to a $0.1 million net loss in the fourth quarter of 2003 and a $1.3 million net loss in the third quarter of 2004. The company’s fourth quarter 2004 net loss includes $0.5 million of transition expenses incurred in preparation for the integration of the ICG Communications acquisition. Mpower completed the acquisition of ICG’s California retail and wholesale customers and statewide fiber network on January 1, 2005. Full year 2004 net loss was $5.4 million, a 74.4% improvement over the full year 2003 net loss of $21.1 million.

The company’s basic and diluted loss per common share from continuing operations was $0.03 in the fourth quarter of 2004, $0.02 in the third quarter of 2004 and $0.01 in the fourth quarter of 2003. Full year 2004 basic and diluted loss per common share from continuing operations was $0.08 as compared to $0.27 in 2003. Mpower’s basic and diluted net loss per common share was $0.03 in the fourth quarter of 2004, $0.02 in the third quarter of 2004 and $0.00 in the fourth quarter of 2003. The company’s basic and diluted net loss per common share for full year 2004 was $0.07, an improvement over the $0.31 net loss per common share in 2003.

Capital expenditures were $4.3 million in the fourth quarter of 2004, $2.4 million of which was related to preparing for the integration of the assets acquired from ICG on January 1, 2005. Excluding ICG-related expenditures, Mpower’s total capital expenditures for 2004 were $7.8 million. Mpower ended 2004 with approximately $37.4 million in unrestricted cash, cash equivalents and investments available-for-sale, an $8.1 million increase over the company’s cash position at the end of 2003.

“We continue to be pleased with our acquisition of ICG’s California customer base and SONET fiber network. The integration is on track to be completed early in the third quarter, and expenses are in line with our expectations,” noted Huff. “We are already leveraging the additional infrastructure and capabilities as evidenced by the $3.3 million agreement we announced with TierZero. We also recently announced the creation of a dedicated wholesale business unit to capitalize on the unique opportunity our deep and dense facilities-based network affords us given the changes in the regulatory environment and the need for UNE-P carriers to find networks to support their businesses.”

Reaffirms Guidance
Mpower today reaffirmed its full year 2005 and 2006 financial guidance and adjusted the range of its 2005 guidance for capital expenditures to account for the delay of certain expenditures expected in the fourth quarter of 2004. The company’s operating revenue guidance remains in the range of $200-$208 million for full year 2005 and $220-$230 million for full year 2006. The company’s adjusted EBITDA guidance remains in the range of $18-$21 million for full year 2005 and $35-$39 million for full year 2006. Total capital expenditures for 2005 are expected to be in the range of $10-$14 million, which is adjusted to include $2 million of expenditures which were not incurred in the fourth quarter of 2004. Guidance for 2006 capital expenditures remains between $10-$12 million.

Mpower expects to incur transition expenses related to the integration of the ICG assets of $4.1-$5.2 million over the next 6 to 9 months including approximately $1.0 million of expenses forecasted as incremental transition expenses in 2005 guidance. These expenses are not included in the adjusted EBITDA and capital expenditure guidance provided above.

Financial Statements and Reconciliation to GAAP
See the attached Financial Statements and Reconciliation to GAAP, which are an integral part of this press release, for our presentation of the most directly comparable GAAP measures to our use of the non-GAAP financial measures Adjusted Gross Margin and Adjusted EBITDA, which are Gross Margin including depreciation and amortization expense, and Net Loss, and a reconciliation of these measures to GAAP.

Company Presentation
A PowerPoint presentation and business model detailing Mpower’s quarterly results and financial projections can be found on the company’s Web site at www.mpowercom.com.

Conference Call to Discuss Fourth Quarter and Year End 2004 Results
Mpower will host a conference call to discuss the details of its fourth quarter and year-end 2004 financial and operating results.

Date:	Thursday, February 10, 2005
Time:	10:00 a.m. (Eastern time)
Dial-in Number:	1-866-769-3706
Replay Number:	1-877-519-4471, PIN #5675076 From Thursday, February 10, 2005 at 1:00 p.m. Eastern through Thursday, February 17, 2005 at 5:00 p.m. Eastern

Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower’s use of non-GAAP financial measures, Adjusted Gross Margin and Adjusted EBITDA, to supplement Mpower’s consolidated financial statements presented on a GAAP basis, as well as the use of Adjusted EBITDA in forecasted guidance, Regulation G requires Mpower to include in this press release a presentation of the most directly comparable GAAP measures, which are Gross Margin, which includes depreciation and amortization expense, and Net (Loss) Income, and a reconciliation of the measures to GAAP. Mpower has presented a reconciliation of these measures for each of the periods presented above. The non-GAAP measure Adjusted EBITDA provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company’s core business operating results; and (iii) the use of Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. Mpower has excluded from its presentation of Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain of its markets), incremental transition expenses, stock-based compensation, gains on sales of assets, agent selling expense - warrants, loss on discharge of debt, and other income (expense) because Mpower does not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower’s performance in its core business. The non-GAAP measure Adjusted Gross Margin provides an enhancement to an overall understanding of Mpower’s past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of this measure as a performance measurement and (ii) the use of a similar calculation by almost all companies in the CLEC sector as a measurement of performance. Adjusted Gross Margin is calculated as gross margin excluding depreciation and amortization expense because Mpower does not believe that including such items in the calculation of Adjusted Gross Margin provides investors with an appropriate measure of analyzing Mpower’s historical financial performance or for comparing other similar companies in the CLEC sector. Mpower’s utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow, gross margin and other measures of financial performance prepared in accordance with GAAP. Adjusted Gross Margin and Adjusted EBITDA are not GAAP measurements and Mpower’s use of them may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation
Founded in 1996, Mpower Holding Corporation (AMEX:MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and network services for retail business and wholesale customers in California, Nevada and Illinois. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that certain statements contained in this press release that state our and/or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results, may differ materially from those projected as a result of risks and uncertainties including, but not limited to, our ability to retain ICG customers and to increase revenues from the acquired ICG business, our ability to effectively integrate the ICG business into our operations, unexpected costs of integrating the ICG business into our operations, future sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition, and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts

Mpower Communications Investor Contact: Gregg Clevenger, Chief Financial Officer Telephone: 585-218-6547 Email: gclevenger@mpowercom.com	Mpower Communications Media Contact: Michele Sadwick, Vice President Telephone: 585-218-6542 Email: msadwick@mpowercom.com

FINANCIAL STATEMENTS
	Mpower Holding December 31, 2004	Mpower Holding September 30, 2004	Mpower Holding December 31, 2003
BALANCE SHEET (amounts in $ thousands)
Current Assets
Cash and Cash Equivalents	$27,327	$34,077	$29,307
Investments Available-for-Sale	8,064	-	-
Accounts Receivable, net	10,140	10,399	14,076
Other Receivables	3,164	1,685	5,039
Prepaid Expenses and Other Current Assets	3,060	2,794	4,579
Total Current Assets	51,755	48,955	53,001
Property and Equipment, net	33,012	31,449	33,762
Long-Term Restricted Cash and Cash Equivalents	9,515	9,492	9,537
Long-Term Investments Available-for-Sale	2,041	-	-
Intangibles, net	4,367	5,512	8,948
Other Assets	4,274	3,827	3,781
Total Assets	$104,964	$99,235	$109,029

Current Liabilities
Current Maturities of Capital Lease Obligations	$-	$-	$256
Accounts Payable	20,462	12,450	15,752
Accrued Sales Tax Payable	2,190	3,275	3,647
Accrued Property Taxes Payable	1,457	1,804	2,818
Accrued Bonus	2,508	1,381	2,388
Deferred Revenue	5,059	4,903	4,696
Accrued Other Expenses	10,299	10,001	11,020
Total Current Liabilities	41,975	33,814	40,577
Long-Term Deferred Revenue	1,833	1,909	2,211
Total Liabilities	43,808	35,723	42,788
Common Stock	79	78	78
Additional Paid-in Capital	104,054	104,019	103,735
Accumulated Deficit	(42,977)	(40,585)	(37,572)
Total Stockholders’ Equity	61,156	63,512	66,241
Total Liabilities and Stockholders’ Equity	$104,964	$99,235	$109,029

	Mpower Holding Three Months Ended December 31, 2004	Mpower Holding Three Months Ended September 30, 2004	Mpower Holding Three Months Ended December 31, 2003	Mpower Holding For the Year Ended December 31, 2004	Mpower Holding For the Year Ended December 31, 2003
STATEMENT OF OPERATIONS (amounts in $ thousands, except share and per share amounts)
Operating Revenues:
Core Customer	$34,932	$34,360	$32,655	$135,647	$129,563
Switched Access	2,836	3,233	4,224	15,363	18,609
Total Operating Revenues	37,768	37,593	36,879	151,010	148,172

Operating Expenses:
Cost of Operating Revenues (exclusive of depreciation and amortization shown separately below. See Note 1.)	17,144	18,007	16,627	69,279	75,445
Selling, General and Administrative (exclusive of depreciation and amortization shown separately below. See Note 2.)	19,103	17,598	18,635	72,421	77,434
Agent Selling Expense - Warrants	13	94	-	148	-
Stock-Based Compensation Expense	-	13	41	91	175
Network Optimization Cost	-	-	-	-	(954)
Incremental Transition Expenses	451	-	-	451	-
Gain on Sale of Assets, net	(20)	(108)	(267)	(388)	(534)
Depreciation and Amortization	3,878	3,875	3,961	15,533	16,369
Total Operating Expenses	40,569	39,479	38,997	157,535	167,935

Loss from Operations	(2,801)	(1,886)	(2,118)	(6,525)	(19,763)

Other Income (Expense):
Other Income (Expense)	136	(11)	1,427	30	1,427
Interest Income	161	104	63	430	199
Interest Expense	(54)	(61)	(101)	(248)	(526)
Loss on Discharge of Debt	-	-	-	-	(102)
Loss from Continuing Operations	(2,558)	(1,854)	(729)	(6,313)	(18,765)

Income (Loss) from Discontinued Operations	166	508	678	908	(2,368)
Net Loss	$(2,392)	$(1,346)	$(51)	$(5,405)	$(21,133)

Basic and Diluted Weighted Average Common Shares Outstanding	78,536,629	78,476,418	78,213,486	78,438,470	68,515,811

Basic and Diluted (Loss) Income per Common Share:
Loss from Continuing Operations	$(0.03)	$(0.02)	$(0.01)	$(0.08)	$(0.27)
Income (Loss) from Discontinued Operations	$0.00	$0.00	$0.01	$0.01	$(0.04)
Net Loss	$(0.03)	$(0.02)	$0.00	$(0.07)	$(0.31)

Adjusted Gross Margin	$20,624	$19,586	$20,252	$81,731	$72,727
Adjusted Gross Margin (% of Revenue)	54.6%	52.1%	54.9%	54.1%	49.1%

Adjusted EBITDA	$1,521	$1,988	$1,617	$9,310	$(4,707)
Adjusted EBITDA (% of Revenue)	4.0%	5.3%	4.4%	6.2%	-3.2%

RECONCILIATION TO GAAP (amounts in $ thousands)	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Adjusted Gross Margin	$20,624	$19,586	$20,252	$81,731	$72,727
Depreciation and Amortization (allocated to Cost of Operating Revenues)	(2,080)	(2,024)	(2,051)	(8,006)	(7,696)
Gross Margin (GAAP)	$18,544	$17,562	$18,201	$73,725	$65,031

RECONCILIATION TO GAAP (amounts in $ thousands)	December 31, 2004	September 30, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Adjusted EBITDA	$1,521	$1,988	$1,617	$9,310	($4,707)
Agent Selling Expense - Warrants	(13)	(94)	-	(148)	-
Stock-Based Compensation Expense	-	(13)	(41)	(91)	(175)
Network Optimization Costs	-	-	-	-	954
Incremental Transition Expenses	(451)	-	-	(451)	-
Gain on Sale of Assets, net	20	108	267	388	534
Depreciation and Amortization	(3,878)	(3,875)	(3,961)	(15,533)	(16,369)
Loss from Operations	(2,801)	(1,886)	(2,118)	(6,525)	(19,763)
Other Income (Expense)	136	(11)	1,427	30	1,427
Interest Income	161	104	63	430	199
Interest Expense	(54)	(61)	(101)	(248)	(526)
Loss on Discharge of Debt	-	-	-	-	(102)
Loss from Continuing Operations	(2,558)	(1,854)	(729)	(6,313)	(18,765)
Income (Loss) from Discontinued Operations	166	508	678	908	(2,368)
Net Loss (GAAP)	$(2,392)	$(1,346)	$(51)	$(5,405)	$(21,133)

Note 1: Cost of operating revenues is exclusive of depreciation and amortization of $2,080, $2,024 and $2,051 for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003, as well as $8,006 and $7,696 for the year ended December 31, 2004 and December 31, 2003.

Note 2: Selling, general and administrative expense is exclusive of depreciation and amortization of $1,798, $1,851 and $1,910 for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003, as well as $7,527 and $8,672 for the year ended December 31, 2004 and December 31, 2003.

	2005	2006
GUIDANCE (amounts in $ thousands)	Low - High	Low - High
Operating Revenue	$200,000 - 208,000	$220,000 - 230,000

Adjusted EBITDA	18,000 - 21,000	35,000 - 39,000
Agent Selling Expense - Warrants	(200)	(200)
Stock-Based Compensation Expense	(200)	(200)
Incremental Transition Expenses	(1,000)	0
Gain on Sale of Assets, net	300	300
Depreciation and Amortization	(22,000)	(23,000)
(Loss) Income from Operations	(5,100) - (2,100)	11,900 - 15,900
Interest Income	400	500
Interest Expense	(3,600) - (3,500)	(3,600) - (3,500)
(Loss) Income from Continuing Operations	(8,300) - (5,200)	8,800 - 12,900
Loss from Discontinued Operations	(300)	(300)
Net (Loss) Income (GAAP) (A)	$(8,600) - (5,500)	$8,500 - 12,600

Total CAPEX	$10,000 - 14,000	$10,000 - 12,000

(A) Depreciation and amortization, interest expense, incremental transition expenses, and possibly certain other items that reconcile Adjusted EBITDA to the GAAP measurement Net Income (Loss) are subject to adjustment based on purchase accounting standards related to the ICG asset acquisition that is still to be finalized. The final amounts may differ materially, or be classified differently, from forecasted amounts used in guidance.